Exhibit 10.32

October 25, 2018

VIA EMAIL

Re: BTCS Inc. (the “Company”)

Dear Thomas:

On October 24, 2018 the Company received an SEC comment letter with respect to Amendment# 7 of its Form S-1. The SEC has taken the position that since no consideration was received for the 13,750,000 warrants issued to you on October 12, 2018 they were not validity issued and fully paid pursuant to state law. Nason, Yeager, Gerson, White & Lioce, P.A. the Company’s counsel has reviewed the Nevada statute’s and agrees with the SEC position that the Warrants were not validity issued. Therefor the Company is asking that you agree to cancel the Warrants by signing this letter and returning it via email to [●].

BTCS INC.

By:
	Name:	Charles Allen
	Title:	CEO

[●]:

By:
Name:
Title: